Exhibit 10.3

GROUND LEASE

by and between

PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company, and IPN-PRIDE

INVESTMENT HOLDINGS, LLC, an Ohio limited liability company,

collectively, as Landlord

and

PHR CHERRY PROPCO, LLC, a Michigan limited liability company,

as Tenant

Effective as of June 3rd, 2021

Cherry Tree Inn and Suites

2345 N. US 31 North

East Bay Township, Michigan

ii

iii

GROUND LEASE

THIS GROUND LEASE (this “Lease”) is made and entered into effective as of June 3, 2021 (the “Effective Date”), by and between PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company, and IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company (collectively, “Landlord”), and PHR CHERRY PROPCO, LLC, a Michigan limited liability company (“Tenant”).

All exhibits hereto are incorporated herein by this reference.

Article 1
LEASE OF PREMISES

Section 1.1           Premises. Landlord, in consideration of the rent to be paid and the covenants and conditions to be performed and observed by Tenant as herein provided, and pursuant to the terms of that certain Purchase and Sale Agreement by and between Landlord, as Seller, and The Procaccanti Group, LLC, as Buyer, dated April 28, 2021 (as amended and assigned, the “Purchase Agreement”), does hereby demise and lease to Tenant, and Tenant does hereby lease and accept from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, all of Landlord’s right, title and interest in and to certain condominium units more particularly described on Exhibit A attached hereto in a condominium project commonly known as Cherry Tree Condominium, a condominium development evidenced by a Master Deed dated July 25, 2006 and recorded August 4, 2006, as document 2006C-00067, Grand Traverse County Records, situated at 2345 N. US 31 North, East Bay Township, Grand Traverse County, Michigan, TO HAVE AND TO HOLD the same, TOGETHER WITH all of Landlord’s right, title and interest in and to all buildings, structures and other improvements (whether one or more, the “Building”), all existing furniture, fixtures, equipment and tangible personal property located on or in the Land or Building, and all rights, easements, privileges and appurtenances thereunto belonging or appertaining (all the foregoing hereinafter referred to as the “Premises”), unto Tenant for the Term as defined below, unless the Term shall be sooner terminated as provided in this Lease, Tenant YIELDING AND PAYING therefor unto Landlord absolutely net to Landlord, including all taxes, rates, assessments and other charges under this Lease payable by Tenant, in advance during the Term, without any deduction, all Rent as provided in this Lease. Notwithstanding the foregoing, during the Term, title to the Building any alterations or additions thereto, and all furniture, fixtures, equipment and personal property therein, shall remain vested in Landlord, and Landlord shall be entitled to any depreciation deductions and investment tax credits thereon for income tax purposes. Capitalized terms used in this Lease and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement, unless otherwise indicated.

Section 1.2           Leasehold and Reversionary Estates. The rights granted to Tenant under this Lease are referred to herein as the “Leasehold Estate.” The rights of Landlord in the Premises after giving effect to the Leasehold Estate are referred to herein as the “Reversionary Estate.”

Article 2
POSSESSION and acceptance OF PREMISES; TERM

Section 2.1           Term. The term of this Lease shall commence on the Effective Date and shall expire on the earliest of (a) one (1) year following the Effective Date, (b) the Final Closing Date, and (c) the earlier termination of the Purchase Agreement (the “Expiration Date”), unless sooner terminated as provided herein, or terminated or extended by mutual written agreement of Landlord and Tenant, and otherwise subject to all terms and conditions of this Lease (the “Term”). Tenant shall have no unilateral renewal options; any extension of the Term shall require mutual written agreement of Landlord and Tenant, each in their sole and absolute discretion. For purposes of this Lease, the term “Lease Year” shall mean each successive twelve (12) consecutive calendar month period commencing on the Effective Date; provided the last Lease Year shall be the partial period commencing on the day following the expiration of the immediately prior Lease Year and ending on the Expiration Date.

Section 2.2           Quiet Enjoyment. Upon observance and performance of the terms, covenants and conditions contained in this Lease and the Purchase Agreement to be observed and performed by Tenant, Tenant shall peaceably hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person lawfully or equitably claiming by, through or under Landlord, except as otherwise expressly provided in this Lease.

Section 2.3           Purchase Agreement. This Lease is being entered into pursuant to the Purchase Agreement. Landlord acknowledges and agrees that Tenant is an Affiliate of and permitted assignee or designee of The Procaccanti Group, LLC (“Original Buyer”), as Buyer under the Purchase Agreement. Unless otherwise expressly provided herein to the contrary, in the event of any conflict between the terms of this Lease and the Purchase Agreement, the Purchase Agreement shall control so long as the Purchase Agreement is in effect. Original Buyer has assigned all of its right, title and interest in the Purchase Agreement to Tenant pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated on or about the date hereof.

Article 3
RENT

Section 3.1           Annual Rent. Commencing as of the Effective Date, Tenant shall pay to Landlord, at the business address of Landlord specified in Article 21 hereof, or at such other address as Landlord shall have designated, from time to time, by notice to Tenant, rent in the amounts from time to time determined in accordance with Schedule 3.1 (the “Rent”), payable in monthly installments to Landlord on or before the fifth (5th) day of each month in advance, without demand or set-off, except as otherwise expressly provided in this Lease. The covenant and obligation of Tenant to pay Rent under this Lease is unconditional and independent of all other covenants and conditions imposed on either Landlord or Tenant, whether under this Lease, at law or in equity.

Section 3.2           Additional Rent. All payments (whether or not specifically denoted as such) to be made by Tenant pursuant to the provisions of this Lease in addition to Rent shall constitute “Additional Rent”.

Section 3.3           Late Charge. Any amount payable hereunder that shall not have been paid within ten (10) days after the date on which the same shall become due and payable shall bear Interest at the rate set forth in Article 36.

Section 3.4           Rent without Setoff. Except as otherwise expressly provided herein, there shall be no deduction or setoff of any nature whatsoever from Rent payable under this Lease, by reason of (a) any damage to or destruction of the Premises or any portion thereof from whatever cause or any condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Premises, or any portion thereof, unless caused by Landlord or unless the same is a breach of warranty or covenant by Landlord; (c) any claim that Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing. Except as otherwise specifically provided in this Lease, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder. The obligations of each party hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.

Section 3.5           Rent Acceptance. If Landlord, at any time or times, accepts any Rent or any other sum due to it hereunder after the same becomes due and payable, such acceptance shall not excuse delay upon any subsequent occasion, or constitute, or be construed as, a waiver of any of Landlord’s rights hereunder as to payment of any Rent or any other sums due to it thereafter. Furthermore, Landlord’s acceptance at any time of less than the full amount of any item of Rent due shall not be deemed a waiver of any unpaid amount, whether or not there is any dispute thereon between Landlord and Tenant, and whether or not Tenant expressly asserts, and/or Landlord expressly disclaims or denies, such acceptance as being in full settlement, full payment or the like of any such dispute.

Article 4
RENT TO BE NET TO LANDLORD

It is the intention of the parties that the Rent payable hereunder shall be absolutely net to Landlord without any notice, demand, set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution or reduction whatsoever, so that this Lease shall yield to Landlord the net annual Rent specified herein during the Term of this Lease, and that all costs, expenses and obligations relating to the Premises shall be paid by Tenant, except as may be provided otherwise pursuant to the express provisions of this Lease. Without limiting the generality of the foregoing, Tenant shall pay or cause to be paid all real estate taxes, insurance premiums (which shall be paid by Landlord and Tenant shall reimburse Landlord in accordance with this Lease), maintenance changes and charges with respect to the Premises and any and all other expenses and expenditures of every character, ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural in connection with this Lease or the possession, use, occupancy, maintenance, repair or rebuilding of the Premises or any portion of either. Tenant hereby acknowledges and agrees that Landlord shall have no obligation or responsibility whatsoever under this Lease for the payment of any sums or the making of any replacements, repairs, improvements, maintenance or modifications on or to the Premises or any part thereof, except as may be set forth in the Purchase Agreement.

Article 5
USE and OPERATION OF PREMISES

Section 5.1           Hotel Use. The Premises shall be used for the operation of the hotel (the “Hotel”) operated in a manner consistent with its operation prior to the Effective Date (the “Hotel Standard”), and for uses ancillary or related thereto (which may include, without limitation, restaurant(s), bar(s), meeting, conference and/or banquet space, a gift and/or sundries shop, fitness and spa facilities, and parking facilities), and for no other purpose. Tenant shall proceed with diligence and exercise reasonable good faith efforts to obtain and maintain all approvals necessary to operate and use the Hotel for its intended purpose under all applicable Laws. Tenant shall not, and shall not knowingly permit anyone else to, bring into, use, store or dispose of on the Premises any materials or substances in violation of any applicable Laws. The parties acknowledge and agree that TPG Hotels & Resorts, Inc. or an Affiliate thereof shall be the “Hotel Operator”.

Section 5.2           Licenses and Permits. Tenant shall apply for, obtain and maintain (or shall require its Hotel Operator to apply for, obtain and maintain) for the benefit of the Premises all licenses and permits required in connection with the management and operation of the Hotel (collectively, “Licenses”). Landlord shall execute and deliver any and all applications and other documents and otherwise reasonably cooperate with Tenant at no cost to Landlord, to the extent necessary in connection with Tenant applying for, obtaining and maintaining such Licenses. In the event this Lease terminates prior to the Final Closing, Tenant shall assign (or cause its Hotel Operator to assign) all such Licenses for the Hotel to Landlord or its designee upon termination of this Lease (to the extent assignable). Notwithstanding anything to the contrary, to the fullest extent permitted by applicable Laws (as hereinafter defined), until such time as Licenses shall be issued to Tenant or Hotel Operator, during the term of this Lease, Landlord shall appoint Hotel Operator as its manager with respect to any Licenses held by Landlord or its affiliates in connection with the operation of the Hotel and Hotel Operator shall exercise and perform all of such licensee’s rights, duties and obligations with respect to such Licenses on such licensee’s behalf. Tenant shall indemnify, defend and hold harmless Landlord from any and all liabilities, obligations, claims damages, penalties, actions, costs, expenses and disbursements (including, without limitation, attorneys’ fees and expenses) of any kind or nature whatsoever that may be imposed upon, incurred by, or asserted against Landlord, or upon, against or in respect of the Premises or Landlord’s interest therein by reason of, relating to or arising out of Tenant’s and/or Hotel Operator’s use of the Licenses and/or ownership and/or operation of the Hotel. The foregoing indemnity shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

Section 5.3           Compliance with Applicable Laws. Tenant shall keep the Premises in a condition in all material respects conforming to the requirements of all applicable statutes, laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any governmental authority having jurisdiction over the Premises (all of the foregoing hereinafter referred to collectively as “Laws”); provided, however, Tenant shall have no obligation to perform any capital repairs or make any capital expenditures.

Section 5.4           Notices .

(a)           Tenant shall promptly notify Landlord in writing: (i) upon receipt by Tenant of any written notice, demand or similar communication with respect to the violation of any Law; (ii) upon receipt by Tenant of any summons, notice, demand or similar communication regarding any action at law or in equity or before any regulatory body in connection with or involving the Premises, or any portion thereof; (iii) upon receipt by Tenant of any notice or communication from an insurance carrier regarding a material change to insurance coverages or the insurability of the Premises; and (v) upon receipt by Tenant of any notice or communication of any nature, written or oral, that, in the reasonable opinion of Tenant, is likely to have a material adverse effect on the Premises or the Hotel or the operation thereof.

(b)          Landlord shall promptly notify Tenant in writing: (i) upon receipt by Landlord of any written notice, demand or similar communication with respect to the violation of any Law; (ii) upon receipt by Landlord of any summons, notice, demand or similar communication regarding any action at law or in equity or before any regulatory body in connection with or involving the Premises, or any portion thereof; (iii) upon receipt by Landlord of any notice or communication from an insurance carrier regarding a material change to insurance coverages or the insurability of the Premises; and (v) upon receipt by Landlord of any notice or communication of any nature, written or oral, that, in the reasonable opinion of Landlord, is likely to have a material adverse effect on the Premises or the Hotel or the operation thereof.

Article 6
TAXES AND UTILITY EXPENSES

Section 6.1           Payment of Taxes and Utilities. Tenant shall during the Term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments (including, but not limited to, all sales taxes, use taxes and all other taxes relating to the operation of the Hotel), water rents, rates and charges and sewer rents (hereinafter referred to as “Taxes”) and each and every installment thereof which shall or may become due and payable with respect to the period of time on and after the Effective Date and until the expiration of the Term of this Lease, or which may become liens upon or for or with respect to the Premises or any part thereof, or any buildings, appurtenances or equipment owned by Tenant thereon or therein or any part thereof with respect to the period of time on and after the Effective Date and until the expiration of the Term, together with all interest and penalties thereon (all of which shall also be included in the term “Taxes” as heretofore defined) and all sewer rents and charges for water, steam, heat, gas, hot water, electricity, light and power, telephone, cable and/or satellite television, internet services, sanitary sewer, storm sewer, and other service or services, furnished to the Premises or the occupants thereof during the Term of this Lease (hereinafter referred to as “Utility Expenses”). Tenant shall be deemed to have complied with the covenants of this Section 6.1 if payment of such Taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest, and Tenant shall produce and exhibit to Landlord satisfactory evidence of such payment, if Landlord shall demand the same in writing. For the last partial tax fiscal year of the Term, to the extent that either Landlord or Tenant has paid Taxes which would otherwise be the other party’s obligation hereunder, then Tenant shall reimburse such amount of Tenant’s obligation to Landlord, or Landlord shall reimburse such amount of Landlord’s obligation to Tenant, as the case may be, within thirty (30) days after demand therefor by the party paying such Taxes, accompanied by copies of receipted bills showing the payment of such Taxes, which shall include a computation of Tenant’s share of the Taxes for the tax fiscal year. Tenant’s share of the Taxes for the purposes of this Section 6.1 shall be the total Taxes for which Tenant (as Buyer) is responsible for pursuant to Section 8.1 of the Purchase Agreement.

Section 6.2           Removal of Liens. Tenant shall at all times keep the Premises free of any claim, lien, encumbrance or security interest other than liens for real and personal property taxes and assessments not then delinquent (hereinafter collectively called a “Lien”). In the event a Lien is asserted against the Premises or any part thereof, Tenant shall promptly give Landlord written notice thereof and shall, within thirty (30) days after such notice is given, take all reasonable steps necessary for removal thereof or bonding over unless Landlord notifies Tenant in writing within such thirty (30)-day period that Landlord wishes to contest such Lien or permit Tenant to contest such Lien in accordance in with Section 6.3 below. Tenant shall promptly notify Landlord of any notice received by it regarding such matters.

Section 6.3           Right to Contest. Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and free of any expense to Landlord, and, with the consent of Landlord (not to be unreasonably withheld) or if necessary to prosecute such appeal, in the name of and with the cooperation of Landlord, and Landlord shall execute all documents reasonably necessary to accomplish the foregoing, subject to Landlord’s prior approval as to form and content, which approval shall not be unreasonably withheld). Notwithstanding the foregoing, Tenant shall promptly pay all Taxes if at any time the Premises or any part thereof shall then be subject to imminent foreclosure litigation, or if Landlord shall be subject to any imminent liability, arising out of the nonpayment thereof. The legal proceedings referred to in this Section 6.3 shall include appropriate proceedings and appeals from orders therein and appeals from any judgments, decrees or orders. In the event of any reduction, cancellation or discharge, Tenant shall pay the amount finally levied or assessed against the Premises or adjudicated to be due and payable on any such contested Taxes.

Section 6.4           Refunds and Rebates. Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant, to the extent that such refunds or rebates relate to the period between the Effective Date and the expiration date of the Term of this Lease. Any such refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord shall, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord in accordance with this Section 6.4. This Section 6.4 shall survive the expiration or earlier termination of this Lease.

Article 7
MAINTENANCE, IMPROVEMENTS, ALTERATIONS, etc.

Section 7.1           Maintenance of Premises. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear and damage by fire or other Casualty and taking by Condemnation (as such terms are hereinafter defined) excepted), the Building and any and all other improvements at any time erected on the Premises, including, without limitation, the structure(s), heating, air conditioning, ventilating, plumbing, mechanical, electrical, telephone, elevator, escalator, life and safety and security systems, and floor and wall coverings thereon and therein, in good order, repair and condition, and shall use all reasonable precaution to prevent waste, damage or injury to the Premises. Landlord shall not be required to furnish any services or facilities or to make any repairs, additions, alterations or replacements in or to the Premises or the Building or other improvements during the Term.

Section 7.2           Waste, Nuisance or Unlawful Activity. Tenant will not make or allow any waste or stripping of the Premises, or maintain or permit to be maintained a nuisance or allow or make any unlawful, improper, offensive, noisy or disorderly use of the Premises. For purposes of this Section 7.2, any material non-compliance with Hazardous Materials Laws or the requirements of prudent Hazardous Materials management practices shall constitute “waste.”

Section 7.3           Inspection and Repair. Tenant will permit Landlord and Landlord’s employees and agents at all reasonable times during the Term to enter the Premises and examine the state of repair and condition of the Premises. Landlord will give Tenant reasonable prior notice of any inspection, except in the case of an emergency. Tenant shall also permit Landlord to establish and maintain an observational only operations review with respect to the Hotel, at Landlord’s sole cost and expense (“Observational Management Program”). Personnel from Landlord’s Observational Management Program shall have reasonable access to the Premises and all books, records and other information in the possession or control of Tenant or Hotel Operator concerning the Premises and Hotel, and shall have the right (at Landlord’s expense) to establish duplicate books and records. Landlord shall not interfere with Tenant or Hotel Operator in connection with the Observational Management Program.

Section 7.4           Alterations. Tenant shall not have any right to make any material alterations, changes, additions or improvements to the Premises or the Hotel, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

Section 7.5           Surrender. Except with respect to the Final Closing, on the last day or sooner termination of the Term of this Lease, Tenant shall quit and surrender the Premises, and the Building and other permanent improvements then thereon, ordinary wear and tear and damage by fire or other casualty and taking by eminent domain excepted. Notwithstanding the foregoing, Tenant may remove its personal property upon termination or expiration of this Lease, as long as Tenant repairs any damage to the improvements caused thereby.

Section 7.6           Intentionally Omitted.

Section 7.7           Environmental Matters.

(a)          Tenant represents and covenants that: (i) Tenant has not previously and will not cause, any discharge, spillage, uncontrolled loss, seepage, leakage, discharge or other release of a Hazardous Material in violation of any applicable Hazardous Materials Laws then in effect at, upon, under or within the Premises or any contiguous real property (a “Spill”); (ii) Tenant has not and will not hereafter cause or suffer to occur any storage, transportation, handling, or disposal of any Hazardous Material at, upon, under or within the Premises or any contiguous real property in violation of any applicable Hazardous Materials Laws then in effect; and (iii) Tenant will not permit any subtenant or occupant of the Premises to engage in any activity or operations that could lead to the imposition of liability on Landlord under applicable Hazardous Materials Laws then in effect, or which could result in the creation of a lien upon the Premises under applicable Hazardous Materials Laws then in effect. For purposes of this Section 7.7, “Hazardous Materials Laws” shall mean all laws, statutes, regulations, rules, ordinances, decrees, codes, orders, writs, licenses and permits of all governmental authorities relating to environmental matters, which deal with solid waste, hazardous waste, wastewater discharges, water quality, drinking water, air emissions, air quality, hazardous materials, or employee health, safety or community right-to-know, sanitation, protection of natural resources, or which impose liability or standards of conduct concerning any Hazardous Materials, or hazardous material, toxic or dangerous waste, substance or material, pollutant or contaminant, as may now or at any time hereafter be in effect, including by way of illustration and not by way of limitation the following specific laws as may hereafter be amended, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (and any amendments or extensions thereof), the Toxic Substances Control Act, and all other applicable environmental requirements including those later determined or provided by law. “Hazardous Material(s)” shall mean asbestos, radioactive material, radon, PCBs, petroleum hydrocarbons (including, but not limited to, crude oil, diesel oil, fuel oil, and gasoline), and any element, compound, mixture, solution, or substance deemed under federal, state, or local law or regulation a hazardous substance, hazardous waste, hazardous material, medical waste, toxic waste, human carcinogen or reproductive toxin, pesticide, fungicide, rodenticide, pollutant or contaminant, or toxic air pollutant, or which possesses identifiable characteristics which would so classify it as being hazardous under any Hazardous Materials Laws.

(b)          Tenant shall comply in all material respects with all applicable Hazardous Materials Laws pertaining to the Premises and any activities carried out thereon. Further, Tenant shall notify Landlord promptly in writing in the event of: (i) the occurrence of any Spill or other environmental contamination in, on, under, or upon the Premises of which Tenant is or becomes aware, or (ii) any violation of (including any threat of a violation or enforcement action by any governmental authority), or noncompliance with, any applicable Hazardous Materials Laws affecting the Premises of which Tenant is or becomes aware. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications, citations, inspections, audits, writs, enforcement actions, or other communications, correspondence or reports in connection with any such Spill, contamination, violation, or noncompliance.

(c)          Tenant shall, to the maximum extent permitted by applicable law, indemnify Landlord, Landlord’s successors, assigns and successors-in-title (collectively, the “Landlord Indemnified Parties”) and hold the Landlord Indemnified Parties harmless from and against all loss, liability, damage and expense (including reasonable attorneys’, consultants’ and expert witness fees), suffered or incurred by the Landlord Indemnified Parties, or any of them: (i) as a result of any violation of or noncompliance with any applicable Hazardous Materials Laws in effect at the time of such violation or noncompliance affecting the Premises; (ii) resulting from the assertion of any lien placed on the Premises under any applicable Hazardous Materials Laws in effect at the time of the assertion of such lien; or, (iii) as a result of any Spill or other environmental contamination affecting the Premises, whether or not the same originates or emanates from the Premises or any other contiguous real property (such indemnification to include compensation for any loss of value of the Premises as a result of such Spill or contamination); or, (iv) with respect to any other matter affecting the Premises involving the U.S. Environmental Protection Agency or any similar state, federal or local agency or authority or any successor to any thereof. However, there shall be excluded from the foregoing indemnification and hold harmless agreement any loss, liability, damage or expense (including reasonable attorneys’, consultants’ and expert witness fees), suffered or incurred by the Landlord Indemnified Parties, or any of them: (Y) which is attributed solely to any Spill or other environmental contamination which was in existence prior to the commencement date of this Lease, or (Z) which was or is caused by the Landlord Indemnified Parties, or any of them, or their respective agents, employees, officers or contractors. Landlord shall, to the maximum extent permitted by applicable law, indemnify Tenant, and Tenant’s successors, assigns and successors-in-title or successors-in-interest (collectively, the “Tenant Indemnified Parties”) and hold the Tenant Indemnified Parties harmless from and against all loss, liability, damage and expense (including reasonable attorneys’, consultants’ and expert witness fees), suffered or incurred by the Tenant Indemnified Parties, or any of them, under, or on account of, any matter set forth in clauses (Y) and (Z) immediately above. The foregoing indemnification and hold harmless agreements shall expressly survive the expiration or earlier termination of this Lease for a period of one (1) year.

(d)         In the event of (i) any Spill or other environmental contamination by a Hazardous Material on, in, or under the Premises or any contiguous real property, whether or not the same originates or emanates from the Premises or any such contiguous real property, or (ii) failure by Tenant to comply with any applicable Hazardous Materials Laws affecting the Premises, Landlord may, at its election, but without the obligation to do so, give such notices and/or cause such work to be performed on, in, under or upon the Premises and Landlord may take any and all other actions as Landlord shall reasonably deem necessary or advisable to remedy such Spill or the existence of such Hazardous Material, or to cure said failure of compliance. Any amounts paid as a result thereof, together with Interest thereon at the rate set forth in Article 36, shall be immediately due and payable by Tenant to Landlord; provided, however, in the event any such Spill or other environmental contamination by a Hazardous Material affecting the Premises or any such contiguous real property is of the nature described in the proviso in clauses (Y) and (Z) of Section 7.7(c) any and all such work or actions shall be undertaken at the sole cost and expense of Landlord.

Article 8
COVENANT AGAINST LIENS

If, because of any act or omission of Tenant, its agents, employees, subtenants or contractors, any mechanic’s lien or other lien, charge or order for the payment of money shall be filed against Landlord or any portion of the Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within sixty (60) days after written notice from Landlord to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys’ fees, resulting therefrom. Tenant or its designees shall have the right to contest any such liens by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and free of any expense to Landlord).

Article 9
INTENTIONALLY OMITTED

Article 10
ASSIGNMENT, TRANSFER AND SUBLETTING

Section 10.1       Assignment or Subletting Generally. Tenant shall not assign, transfer, mortgage, hypothecate, or encumber, by operation of law or otherwise, this Lease, or any of Tenant’s right or interest herein or hereto, nor sublet the Premises, or any portion thereof, nor grant any license or right of use or occupancy with respect to the Premises, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion; provided, however, the forgoing shall not restrict the letting of guest rooms and facilities in the ordinary course of the operation of the Premises as a hotel.

Section 10.2       Tenant’s Affiliates. Notwithstanding Section 10.1, Tenant may, without the consent of but with written notice to Landlord, assign this Lease to an Affiliate, provided Tenant shall not be released from any liability under this Lease. For purposes of this Lease, “Affiliate” shall have the meaning set forth in the Purchase Agreement.

Section 10.3       Survival. The provisions of this Article 10 shall survive the expiration of the Term or earlier termination of this Lease.

Article 11
SUBORDINATION

Landlord and Tenant agree that this Lease shall be and the same hereby is made subject and subordinate at all times to all covenants, restrictions, easements and encumbrances affecting the fee title of the Premises, and to any mortgage in any amounts and all advances thereon which are placed against or affect any of the Premises, prior to the execution of this Lease, and to all renewal, modifications, consolidation, participations, replacements and extensions thereof; provided, however, Landlord shall not encumber the Premises without Tenant’s prior written consent with any mortgage other than that certain mortgage granted to PHR OP Lender Sub, LLC in connection with the TPG Loan (as defined in the Purchase Agreement). The term “mortgages” as used herein shall be deemed to include mortgage deeds, deeds of trust and other usual forms of security instruments. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such mortgagees. Should Landlord or any mortgagees desire confirmation of such subordination, then Tenant, within ten (10) days following Landlord’s written request therefor, agrees to execute and deliver, without charge, any and all documents (in form and substance acceptable to Landlord and such mortgagees) subordinating this Lease and Tenant’s rights hereunder pursuant to the terms of this Lease. However, should any such mortgagees request that this Lease be made superior, rather than subordinate, to any such mortgage, then Tenant, within ten (10) days following Landlord’s written request therefor, agrees to execute and deliver, without charge, any and all documents (in form and substance acceptable to Landlord and such mortgagees) effectuating such priority.

Notwithstanding any language to the contrary contained in this Lease, Landlord covenants and agrees, upon Tenant’s written request, to use reasonable efforts to obtain from any mortgagee, beneficiary or trustee, lessor or other secured party under any existing mortgage, deed of trust, or other security instrument, or arrangement presently placed upon the Premises, an agreement, in recordable form, which provides that in the event of any foreclosure, sale under power of sale, or transfer in lieu of any of the foregoing, or the exercise of any remedy pursuant to any such agreement, security instrument, or arrangement (a) the Tenant’s use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default beyond the applicable cure periods hereunder, and (b) that such successor to the Landlord’s interest will assume the obligations of Landlord under this Lease accruing subsequent to any such foreclosure, sale or transfer.

Article 12
REPRESENTATIONS

Landlord represents and warrants to Tenant that Landlord has authority to execute, deliver and perform this Lease and each instrument and agreement to be executed and delivered by Landlord pursuant hereto and to take all of the actions contemplated hereby to be taken by Landlord.

Tenant represents and warrants to Landlord that Tenant has authority to execute, deliver and perform this Lease, and each instrument and agreement to be executed and delivered by Tenant pursuant hereto and to take all of the actions contemplated hereby to be taken by Tenant.

The provisions of this Article 12 shall survive the expiration of the Term or earlier termination of this Lease

Article 13
Indemnity BY TENANT

Tenant hereby assumes all risks of personal injury or wrongful death and of loss of or damage to property by whomsoever owned, on or in the Premises or any part thereof, arising from or in connection with the use and occupancy of the Premises by Tenant, any guest, invitee, licensee, or sublessee, or caused by any accident or fire on the Premises or any part thereof, or occasioned by any nuisance made or suffered thereon, or resulting from any failure on the part of Tenant or its officers, employees, or other agents to conform to or observe laws or to maintain the Premises in a good or safe condition. Tenant will indemnify, defend, and hold the Landlord Indemnified Parties harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant, or any accident or fire on the Premises, or any nuisance made or suffered thereon, or any failure by Tenant to keep the Premises in a safe condition, or to perform any of the covenants herein contained, arising in any case during the term of this Lease, and will reimburse the Landlord Indemnified Parties for all costs and expenses, including reasonable attorney’s fees and costs, incurred by them in connection with the defense of any such claims and will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever on the Premises at the sole risk of Tenant and save the Landlord Indemnified Parties harmless from any loss or damage thereto by any cause whatsoever, except to the extent any such claims, demands, costs, loss, damages and/or expenses result from the gross negligence or willful misconduct Landlord; subject, however, to the provisions of Section 14.7. This Article 13 shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

Article 14
Insurance

Section 14.1       Liability Insurance. Tenant shall provide, at its expense, and keep in force during the Term of this Lease, Commercial General Liability insurance coverage, in an insurance company or companies selected by Tenant and meeting the requirements of this Lease, in the amount of at least Five Million Dollars ($5,000,000) per occurrence for bodily injury, death and for property damage arising out of the Premises, with umbrella or excess liability coverage in the amount of at least Ten Million Dollars ($10,000,000). Tenant shall supply Landlord with certificates of insurance for all the above-described policy(ies) of insurance and shall name Landlord, Tenant, and the Hotel Operator as insured parties, as their respective interests may appear, on or before the Effective Date and thereafter before the expiration of each such insurance policy. Such certificates shall provide that such insurance may not be terminated, canceled or amended except upon thirty (30) days’ prior written notice to Landlord and Tenant.

Section 14.2       Property Insurance. During the Term of this Lease, Landlord shall maintain, and, if applicable, renew or replace with comparable coverage, the “All risk” or Special Causes of Loss Form property insurance coverage in effect for the Property as of the Effective Date, subject, however, to applicable Laws and any requirements of any Mortgage; provided, Tenant shall reimburse Landlord for the premiums for such coverages paid by Landlord during the Term of this Lease. Landlord shall supply Tenant with certificates of insurance for all the above-described policy(ies) of insurance and shall name Landlord, Tenant, and Hotel Operator as insured parties, as their respective interests may appear, on or before the Effective Date and thereafter before the expiration of each such insurance policy. Such certificates shall provide that such insurance may not be terminated, canceled or amended except upon thirty (30) days’ prior written notice to Landlord and Tenant.

Section 14.3       Business Interruption Coverage. Tenant shall obtain coverage for the actual loss sustained (including rental value) resulting from the necessary interruption of business caused by direct physical damage to or destruction of real or personal property resulting from an occurrence covered by the insurance described in Section 14.2 above, covering at least twelve (12) months period including one hundred eighty (180) days subsequent to completion of any required repairs or replacements necessary to return the Premises to a condition at least as good as the condition prior to the interruption event. Tenant shall supply Landlord with certificates of insurance for all the above-described policy(ies) of insurance and shall name Landlord, Tenant, and the Hotel Operator as insured parties, as their respective interests may appear, on or before the Effective Date and thereafter before the expiration of each such insurance policy. Such certificates shall provide that such insurance may not be terminated, canceled or amended except upon thirty (30) days’ prior written notice to Landlord and Tenant.

Section 14.4       Other Required Insurance. Without limiting the generality of the insurance requirements as set forth in the foregoing provisions of this Article 14, which shall be deemed minimum insurance requirements hereunder, Tenant shall obtain and maintain in force throughout the entire Term of this Lease such other insurance coverages, in such amounts, as may be required under any management or operating agreement Tenant may have with a Hotel Operator for the Premises and Hotel.

Section 14.5       Policy Requirements. Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Premises and other locations of Tenant and Affiliates of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the insurance involved. If Tenant should fail to pay any insurance premium required under this Article 14 then Landlord may, but shall not be obligated to, pay such insurance premium and add the amount of such insurance premium to the next installment of the Rent. Payment of such insurance premium by Landlord shall not constitute a waiver by Landlord of the default by Tenant for failing to pay such insurance premiums. All property and casualty insurance and business interruption insurance required hereunder shall have attached thereto the Lender’s Loss Payable Endorsement (Form 438 BFU NS), or its equivalent, or a loss payable clause acceptable to PHR OP Lender Sub, LLC (“Lender”).

Section 14.6       Insurance Carriers. All insurance coverage required to be carried hereunder shall be carried with insurance companies licensed or permitted to do business in the state in which the Premises is located and which have a credit rating of “A-” or better by A.M. Best or A- or better by Standard & Poor’s Ratings Services, Inc., a division of The McGraw Hill Companies, Inc. (“S&P”) or “A2” or better by Moody’s Investors Service, Inc. (“Moody’s”).

Section 14.7       Waiver of Subrogation Notwithstanding anything in this Lease to the contrary, neither Landlord nor Tenant shall be liable by way of subrogation or otherwise to the other party or to any insurance company insuring the other party for any loss or damage to any of the property of the Landlord or Tenant covered by insurance even though such loss or damage might have been occasioned by the negligence of the Landlord or Tenant or their respective officers, directors, members, partners, employees, agents, representatives, successors and assigns. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the waiver shall not affect the right of the insured to recover under such policies. Each party shall use commercially reasonable efforts, including payment of any additional premium, to have its insurance policies contain the standard waiver of subrogation clause. In the event Landlord’s or Tenant’s insurance carrier declines to include in such carrier’s policies a standard waiver of subrogation clause, Landlord or Tenant shall promptly notify the other party.

Article 15
CASUALTY

Section 15.1       Casualty. In case of any damage to or destruction of the Premises, the Building or any part thereof, Tenant shall promptly give written notice thereof to Landlord generally describing the nature, extent and cause of such damage or destruction. All matters with respect to damage shall be governed by the Purchase Agreement; provided, however, in the event the Purchase Agreement is terminated in accordance Section 10.1 of the Purchase Agreement, with all insurance proceeds payable from Property Insurance maintained in accordance with Section 14.2 shall belong to Landlord (less any proceeds allocable to any lost profits or costs incurred by Tenant for the period prior to the termination of the Purchase Agreement and this Lease).

Article 16
Condemnation

Section 16.1       Allocation of Award. If any Eminent Domain is commenced or threatened with respect to the Premises, such matters be governed by the Purchase Agreement; provided, however, in the event the Purchase Agreement is terminated in accordance Section 10.1 of the Purchase Agreement, with any award or compensation with respect to such Eminent Domain shall belong to Landlord (less any award or compensation allocable to any lost profits or costs incurred by Tenant during the Term of this Lease for the period prior to the termination of the Purchase Agreement and this Lease).

Article 17
Defaults

Section 17.1       Defaults of Tenant.

(a)          Tenant shall be in “Default” if (i) Tenant shall not have paid Rent or any other amount payable by Tenant pursuant to this Lease within ten (10) days following Tenant’s receipt of written notice from Landlord stating that such payment was not made prior to its due date (a “Monetary Default”); (ii) Tenant shall not have performed any of the other covenants, terms, conditions or provisions of this Lease within thirty (30) days after Tenant’s receipt of written notice specifying such failure; provided, however, that with respect to those failures that cannot with due diligence be cured within such thirty (30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences to cure such default within such thirty (30)-day period and thereafter continues the curing of such default with all due diligence, but in any event not to exceed sixty (60) days from the commencement of such cure; (iii) Tenant shall fail to maintain any or all of the insurance required hereunder and such failure shall continue for three (3) business days after written notice thereof given by Landlord to Tenant; or (iv) Tenant is adjudicated bankrupt or adjudged to be insolvent; a receiver or trustee is appointed for substantially all of the property and affairs of Tenant; Tenant makes an assignment for the benefit of its creditors, files a petition in bankruptcy or insolvency or for reorganization, or makes application for the appointment of a receiver; or any execution or attachment is issued against Tenant or substantially all of the property of Tenant, whereby the Premises or the Building and related improvements thereon are taken or occupied or attempted to be taken or occupied by someone other than Tenant or any subtenant of Tenant, except as may be permitted herein, and such adjudication, appointment, assignment, petition, execution or attachment shall not be set aside, vacated, discharged or bonded within sixty (60) days after the issuance of the same (any of the Defaults in the immediately preceding clauses (ii), (iii) and (iv), a “Non-Monetary Default”).

(b)          If Landlord shall claim that Tenant is in Default, Landlord shall have the right to institute from time to time an action or actions (i) to recover actual damages (exclusive of punitive, consequential or special damages), (ii) for injunctive and/or other equitable relief, or (iii) to recover possession of the Premises and terminate this Lease.

(c)          In the event of any termination of this Lease in accordance with the provisions of Section 17.1(b) above, Tenant shall pay to Landlord all Rent, and other sums required to be paid by Tenant to and including the date of such termination, reentry or repossession.

Section 17.2       Defaults of Landlord.

(a)          If Landlord shall fail to observe or perform any provision hereof and such failure shall continue for thirty (30) days after written notice to Landlord detailing such failure, then a Default of Landlord shall exist under this Lease, provided, however, that in the case of any such failure which cannot with diligence be cured within such thirty (30)-day period, if Landlord shall commence promptly to cure the same within such thirty (30)-day period and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence.

(b)          If a Default of Landlord shall have occurred and be continuing, beyond the notice, grace and cure periods set forth above, Tenant may terminate this Lease by giving Landlord notice of Tenant’s intention to do so. Upon the fifteenth (15th) day next succeeding the giving of such notice, this Lease and the Leasehold Estate shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed with the expiration of the Term of this Lease, all rights of Landlord and obligations of Tenant hereunder shall expire and terminate, and Rent shall be apportioned as of such date and Landlord shall promptly refund to Tenant any Rent theretofore paid which is allocable to the period subsequent to such date.

Section 17.3       Cross-Default. Any default by Landlord, as seller, under the Purchase Agreement beyond any notice and cure period set forth therein shall be a Default by Landlord hereunder. Any default by Tenant, as buyer, under the Purchase Agreement beyond any notice and cure period set forth therein shall be a Default by Tenant hereunder. Any material Default by Landlord under this Lease beyond any notice and cure period set forth herein shall be a default by Landlord, as seller, under the Purchase Agreement. Any material Default by Tenant under this Lease beyond any notice and cure period set forth herein shall be a default by Tenant, as buyer, under the Purchase Agreement.

Section 17.4       Rights to Cure. Each party shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the Default of the other party to perform any of the provisions of this Lease. In the event of the exercise of any such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, as Additional Rent, together with Interest from the date advanced by Landlord until repaid by Tenant at the rate set forth in Article 36 above. In the event of the exercise of such right by Tenant, Landlord agrees to pay to Tenant forthwith upon demand all such sums, together with Interest from the date advanced by Tenant until repaid by Landlord at the rate set forth in Article 36 above. Alternatively, Tenant may, at its election, and upon notice to Landlord, deduct such sum together with interest thereon from the next succeeding payment or payments of Rent, and such deduction shall in no way be considered a failure on the part of Tenant to pay such Rent.

Article 18
Waivers; Remedies

Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but such payment shall only be deemed a partial payment on account. Notwithstanding any remedies expressly set forth in this Lease (except as otherwise expressly set forth herein), all rights and remedies provided for in this Lease or otherwise existing at law or in equity are cumulative, and a party’s exercise of any right or remedy under this Lease or under applicable law is not exclusive and shall not preclude such party from exercising any other right or remedy that may be available to it at law or in equity.

Article 19
Limitation of Liability

Section 19.1       Landlord’s Liability. Notwithstanding anything to the contrary herein provided, if Landlord or any successor in interest of Landlord shall be a mortgagee, or if Landlord or any successor in interest of Landlord shall be an individual, joint venture, tenancy in common, firm, limited liability company, corporation or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee or such individual or on the part of the members of such firm, limited liability company, corporation, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the Reversionary Estate for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

Section 19.2       Tenant’s Liability. Notwithstanding anything to the contrary herein provided but subject to Section 19.4, if Tenant or any successor in interest of Tenant shall be a mortgagee, or if Tenant or any successor in interest of Tenant shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee or such individual or on the part of the members of such firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease, and Landlord shall look solely to the Leasehold Estate for the satisfaction of each and every remedy of Landlord in the event of any breach by Tenant or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Tenant, such exculpation of personal liability to be absolute and without any exception whatsoever.

Section 19.3       Parties in Interest. The terms “Landlord” and “Tenant” whenever used herein shall mean only the owner at the time of Landlord’s or Tenant’s interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be; provided that in the event of any transfer of title by Landlord of the Premises, any amount then due and payable to Tenant by Landlord (or the then grantor), and any other obligation then to be performed by Landlord (or the then grantor) under this Lease, either shall be paid or performed by Landlord (or the then grantor) or such payment or performance assumed by the transferee.

Article 20
Force Majeure

In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes; lockouts, civil disorder; inability to procure materials; failure of utilities; restrictive governmental law or regulation; government action; riot; insurrection; war; fuel shortage; casualty; act of God; undue and unusual delay in acting or failure to act by any applicable governmental authority or any department or employee thereof or any other governmental or quasi-governmental entity whose action may be required for any purpose (“Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding anything herein to the contrary, the provisions of this Article 20 shall not be applicable with respect to: (i) the payment of money, and (ii) the parties’ obligations pursuant to the Purchase Agreement, including, but not limited to, closing on the Final Closing Date.

Article 21
Notices

Whenever, pursuant to this Lease, notice or demand shall or may be given to either of the parties or their assignees by the other, and whenever either of the parties shall desire to give to the other any notice or demand with respect to this Lease or the Premises, each such notice or demand shall be in writing, and any laws to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served by mailing the same to the other party by certified mail, return receipt requested, or by overnight nationally-recognized courier service provided a receipt is required, at its Notice Address set forth below, or at such other address as either party may from time to time designate by notice given to the other in accordance with this Article 21. The date of receipt of the notice or demand shall be deemed the date of the service thereof (unless the notice or demand is not accepted in the ordinary course of business, in which case the date of refusal or acceptance shall be deemed the date of service thereof). Notices shall be sent:

If to Landlord:	PRIDE ONE CHERRY TREE, LLC & IPN-PRIDE INVESTMENT HOLDINGS, LLC Attn: Douglas C. Leohr, Manager 387 Medina Road, Suite 400 Medina, Ohio 44256 Email: dleohr@prideone.cc

The Law Offices of Phillip A. Helon Attn: Phillip A. Helon, Esq. 2211 Medina Road, Suite 100 Medina, Ohio 44256 Email: pah@helonlaw.com

If to Tenant:	The Procaccianti Group, LLC 1140 Reservoir Avenue Cranston, Rhode Island 02920-6320 Attention: Ron M. Hadar, General Counsel E-mail: rhadar@procaccianti.com

With a copy to:	Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Suite 1600 Atlanta, Georgia 30326 Attention: Catherine E. Morgen E-mail: cmorgen@mmmlaw.com

Article 22
Certificates

Either party shall, without charge, at any time and from time to time hereafter, within fifteen (15) days after written request of the other, certify by written instrument duly executed and acknowledged to the requesting party and any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended (and, if it shall have been supplemented or amended, specifying the manner in which it has been supplemented or amended); (b) as to whether this Lease is in full force and effect (and, if it is alleged that this Lease is not in full force and effect, specifying the reasons therefor); (c) as to the date to which Rent has been paid; (d) as to whether any condition exists which constitutes a default hereunder or which, but for the passage of time or the giving of notice or both, would result in a default by Landlord or Tenant hereunder (and, if such condition exists, specifying the nature thereof); (e) as to whether there exist any offsets, counterclaims or defenses thereto on the part of the other party; (f) as to the commencement and expiration dates of the Term of this Lease and the number of outstanding options to extend the Term of this Lease; (g) as to whether or not all work required to be performed by Landlord and/or Tenant with respect to the construction and development of any improvement(s) on the Premises has been performed in accordance with the terms of this Lease; and (h) as to such other matters as reasonably may be requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Article 23
Governing Law

This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State in which the Premises are located, without giving effect to the principles of conflicts of law.

Article 24
NO Holdover

Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event Tenant does not immediately surrender the Premises upon expiration or earlier termination of this Lease, then notwithstanding anything herein or the Purchase Agreement to the contrary, Landlord shall be entitled to pursue any and all remedies against Tenant which may be available at law and/or in equity (excluding, however, punitive, consequential and special damage)s.

Article 25
waiver of landlord’s lien

Landlord does hereby waive any right it may have pursuant to applicable law to distrain trade fixtures or any property of Tenant and any landlord’s lien or similar lien upon trade fixtures or any other property of Tenant.

Article 26
Waiver of Jury Trial

To the maximum extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connection with this Lease, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

Article 27
Severability

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Article 28
Memorandum of Lease

Concurrent with the execution and delivery of this Lease, Landlord and Tenant shall execute and deliver, in recordable form, a Memorandum of Ground Lease, setting forth a description of the Premises, the Term of this Lease and any other portions thereof, excepting the rental provisions, in substantially the form attached to this Lease as Exhibit B (“Memorandum of Lease”).

Article 29
Interpretation; Miscellaneous

Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The submission of this Lease for examination does not constitute a reservation of or agreement to lease the Premises; and this Lease shall become effective and binding only upon proper execution and unconditional delivery thereof by Landlord and Tenant.

There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease or the leasehold estate and the fee estate in the Premises or an interest in such fee estate.

Article 30
Entire Agreement

No oral statement or prior written matter shall have any force or effect. Landlord and Tenant agree that neither party is relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or canceled except by writing subscribed by all parties.

Article 31
Parties

Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators and assigns.

Article 32
Brokers’ Commissions

Tenant and Landlord represent and warrant to each other that neither has had any negotiations, dealings or conversations with any broker or agent, licensed or otherwise in connection with this Lease. Landlord and Tenant each covenant to protect, defend, hold harmless and indemnify the other from and against any and all losses, liabilities, damages, costs and expenses (including reasonable legal fees) arising out of or in connection with any other claim by any brokers or agents for brokerage commissions relating to this Lease alleged to be due because of negotiations, dealings or conversations with the indemnifying party.

Article 33
Attorneys’ Fees

In the event of any suit, action, or other proceeding at law or in equity (collectively, “action”), by either party hereto against the other, by reason of any matter arising out of this Lease, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys’ fees (to be fixed by the Court) for the maintenance or defense of said action, as the case may be.

Article 34
Rent Payments

If Landlord’s interest in this Lease shall pass to another, or if the Rent hereunder shall be assigned, or if a party other than Landlord shall become entitled to collect the rent due hereunder, then notice thereof shall be given to Tenant by Landlord in writing, or, if Landlord is an individual and shall have died or become incapacitated, by Landlord’s legal representative, accompanied by due proof of the appointment of such legal representative. Until such notice and proof shall be received by Tenant, Tenant may continue to pay the Rent due hereunder to the one to whom, and in the manner in which, the last preceding installment of Rent hereunder was paid, and each such payment shall fully discharge Tenant.

Tenant shall not be obligated to recognize any agent for the collection of Rent or otherwise authorized to act with respect to the Premises until notice of the appointment and the extent of the authority of such agent shall be given to Tenant by the one appointing such agent.

Article 35
Landlord Transfers

Landlord may transfer its interest in this Lease to any party to whom Landlord transfers the Premises.

Article 36
Interest

For the purposes of this Lease, “Interest” shall mean the lesser of the WSJ Prime Rate plus four percent (4%) per annum, or the maximum rate allowed by law. In the event Landlord or Tenant fails to pay any amount when due to the other party within ten (10) days after notice that payment is late, the defaulting party shall pay the non-defaulting party such amount plus Interest accruing from the original date such amount was due until such amount is ultimately paid.

[Remainder of Page Blank-Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:

PRIDE ONE CHERRY TREE, LLC,
an Ohio limited liability company

By:	IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

Its: Manager

By:	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

By:	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

TENANT:

PHR CHERRY PROPCO, LLC, a Michigan limited liability company

By:	/s/ James A. Procaccianti	(seal)
Name:	James A. Procaccianti
Title:	Authorized Signer

Signature Page to Ground Lease

SCHEDULE 3.1

RENT

$100 per month payable in advance on the 5th of each month.

All principal and interest due under the TPG Loan.

Reimbursement of Property Insurance as contemplated by Section 14.2

Schedule 3.1

EXHIBIT A

Legal Description of Land

Land in the Township of East Bay, Grand Traverse County, MI, described as follows:

Unit Nos. 1 through 77, Cherry Tree Condominium, according to the Master Deed recorded in Liber 2006C, Page 00067, and Amendments thereto, First Amendment to Master Deed recorded in Instrument No. 2008C-00015 and designated as Grand Traverse County Condominium Subdivision Plan No. 317, together with rights in general common elements and limited common elements as set forth in above Master Deeds and as described, in ACT 59 of Public Acts of 1978, and amendments thereto.

Excepting:

An undivided 1/4 interest in Unit 2 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 2 Cherry Tree Condominium being Fractional ID "C and "G"",

An undivided 1/4 interest in Unit 3 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 3 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 4 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 9 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 23 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 24 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 37 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 45 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 72 Cherry Tree Condominium being Fractional ID "B" and "F".

Exhibit A

EXHIBIT B

Form of Memorandum of Ground Lease

PREPARED BY AND WHEN

RECORDED RETURN TO:

Catherine Morgen

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326

MEMORANDUM OF GROUND LEASE

THIS MEMORANDUM OF GROUND LEASE (this “Memorandum”) is made and entered into as of __________________ (the “Effective Date”), by and between PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company, and IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company (collectively, “Landlord”), whose address is 387 Medina Road, Suite 400, Medina, Ohio 44256 and PHR CHERRY PROPCO, LLC, a Michigan limited liability company (“Tenant”), whose address is 1140 Reservoir Avenue, Cranston, Rhode Island 02920-6320 (“Tenant”).

W I T N E S S E T H:

Notice is hereby given that Landlord and Tenant have entered into that certain Ground Lease of even date herewith (the “Lease”), to which reference is made for all purposes of which this Memorandum is intended hereby to give notice. Pursuant and subject to the terms, conditions, and stipulations contained in the Lease, Landlord demises and leases to Tenant, and Tenant takes and leases from Landlord, that certain parcel of real property located in Traverse City, Grand Traverse County, Michigan, which real property is more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with the non-exclusive use of all rights, privileges, easements, and appurtenances belonging or in any way pertaining thereto (the “Premises”), the same for a term continuing from the Effective Date and continuing to and through __________________. The Lease is on file in the office of Landlord at the address listed above.

All of the terms, conditions and covenants in said Lease are more fully set forth therein. This Memorandum is not intended to alter or supersede the Lease, and in the event of any conflict between this Memorandum and the Lease, the provisions of the Lease shall control.

[SIGNATURES ON FOLLOWING PAGES]

Exhibit C-1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum to be effective as of the Effective Date first written above.

LANDLORD:

PRIDE ONE CHERRY TREE, LLC,
an Ohio limited liability company
By:	IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

Its: Manager

By:
Name: Douglas C. Leohr
Title: Manager

IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

By:
Name: Douglas C. Leohr
Title: Manager

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this __ day of ___________, by Douglas C. Leohr, the Manager of IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company, on its behalf.

Date: __________ ___, 2021

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

2

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this __ day of ___________, by Douglas C. Leohr, the Manager of IPN-Pride Investment Holdings, LLC, an Ohio limited liability company, the Manager of Pride One Cherry Tree, LLC, an Ohio limited liability company, on its behalf.

Date: __________ ___, 2021

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

3

TENANT:

, a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she signed the foregoing document in the capacity indicated thereon:  ______________________________________________________________________________________.

Date: __________ ___, 20__

Notary Public
Print Name:

My Commission Expires:

[Official Seal]

4